GREATER ATLANTIC BANK
                     CORPORATE REVOLVING CREDIT FACILITY TO

                           HARBOURTON FINANCIAL CORP.

                          CREDIT AND SECURITY AGREEMENT

                                  $2,000,000.00


                          Dated Effective May 11, 2000

                          CREDIT AND SECURITY AGREEMENT


         THIS AGREEMENT, dated as of the Agreement Date between HARBOURTON FINANCIAL CORP., a Delaware corporation with offices at: 8180 Greensboro Drive, Suite 525, McLean, VA 22102 (the "Borrower"), and GREATER ATLANTIC BANK, a federally chartered financial institution, with offices at: 10700 Parkridge Boulevard, Suite 450, Reston, Virginia 20191 ("Lender"), evidences:

                                  INTRODUCTION

         Borrower shall use the proceeds of the Credit to provide financing to others, and for such other purposes as may be approved by Lender from time to time, including general corporate purposes.

                             ARTICLE I. DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth below:

         Advance: A disbursement of a portion of the Credit; see Section 2.1
         -------

         Agreement Date: May 11, 2000.
         --------------

         Business Day: A day upon which Lender is open for the transaction of business.
         ------------

         Collateral:  As defined in Section 4.1.
         ----------

         Credit:  TWO MILLION AND NO/100 U.S. DOLLARS ($2,000,000.00).
         ------

         Credit Agreement:  This Agreement.
         ----------------

         Credit Note: The Borrower's Promissory Note to Lender dated as of the Agreement Date, and all replacements, modifications, extensions and renewals thereof.

         Event of Default:  As defined in Article VII.
         ----------------

     GAAP: Those generally accepted accounting principles and practices which are from time to time recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

         Maturity Date: May 11, 2001 or such earlier date as is provided for in this Agreement.
         -------------

         Lender: Includes Lender, its successors, assigns and/or its agents, if any.
         ------

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

         Security Interest: The security interest granted by the Borrower to Lender in the Collateral.
         -----------------

         Subsidiary: Any corporation of which at least 50% of the voting stock is owned by the Borrower directly, or indirectly through one or more Subsidiaries. If the Borrower has no Subsidiaries, the provisions of this Agreement relating to Subsidiaries shall be inapplicable, without affecting the applicability of such provisions to the Borrower alone.

                             ARTICLE II. THE CREDIT

2.1 Agreement to Lend. Lender agrees on the terms and conditions and relying on the representations and warranties set forth herein to lend to the Borrower, and the Borrower agrees to borrow from Lender, up to the amount of the Credit. Individual Advances of the Credit shall be made as requested by the Borrower in writing and on such forms as may be approved by Lender. Individual Advances will be funded by Lender within three (3) business days of receipt by Lender of Borrower's written request for funds provided that the Borrower and its inspector (if applicable) has approved the individual Advance and Borrower is not in default. Evidence of both Borrower's and its designated inspector's approval (if applicable) shall accompany each funding request. The aggregate amount of all Advances shall not exceed the Credit. Following repayments of Advances, Lender will make re-advances under the same terms and conditions, provided that Advances outstanding at any time shall not exceed the amount of the Credit. The Credit will be evidenced by the Credit Note. Notwithstanding anything in this Section to the contrary, at no time shall the Credit exceed thirty-five percent (35%) of the net worth of Borrower as determined by Lender from time to time, but not more frequently than quarterly, in accordance with GAAP.

2.2 Term. This Agreement will be in effect until the Maturity Date when all amounts outstanding hereunder and under the Credit Note shall be due and payable.

         2.3 Repayment of the Credit. Interest on the outstanding principal balance of the Credit at the rate required in the Credit Note shall be payable by the Borrower to Lender on the first day of each calendar month during Term hereof, and on the date the Credit is paid in full. A late charge of five percent (5%) of payments received more than fifteen (15) days past due will also be payable in accordance with the terms of the Credit Note.

                       ARTICLE III. CONDITIONS TO ADVANCES

3.1 Initial Advance. Lender's obligation to make the initial Advance, and the effectiveness of this
Agreement, are conditioned upon the fulfillment of the following conditions:

                  A.       The Borrower shall have duly executed and delivered


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

                  to Lender:

(1) This Agreement;

(2) The Credit Note;

(3) A copy, certified by the Secretary or an Assistant Secretary of the Borrower,of the resolution of the Borrower's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Credit Note and all related documents.

                  B.       Lender shall have received:

(1) A copy of the Borrower's articles of incorporation and the Borrower's filed certificate of incorporation;

(2) A copy of the most-current by-laws of the Borrower;

(3) A certificate of the Secretary of State of the state of the Borrower's incorporation as to the existence and good standing of the Borrower;

(4) Evidence of the insurance coverages required by Section 6.4 hereof.

         The documents referenced in (1) and (2) above may not be modified without the prior written consent of Lender.

3.2 Conditions to Subsequent Advances. All future Advances shall be subject to compliance with the requirements of Article II hereof and to such updating of the certificates and opinions referred to in Section 3.1 as Lender may reasonably require from time to time.


                         ARTICLE IV. SECURITY AGREEMENT

4.1 Grant of Security Interest. This Agreement constitutes a security agreement. The following shall constitute collateral security for the repayment of all sums which may become due under the Credit Note or this Agreement: (i) an assignment of the Borrower's right to receive proceeds, collections, and repayments by, through or relating to notes, participation agreements, and any instrument evidencing an indebtedness of a third party as to which the Borrower is entitled to payments: (ii) that certain note evidencing an indebtedness of ONE MILLION FOUR HUNDRED SEVENTY THOUSAND DOLLARS ($1,470,000) from PS/SE Ballantine Farms, LLC to the Borrower and (iii) that certain note evidencing an indebtedness of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000.00) from Bolin Creek Investments to the Borrower (the aforementioned notes being hereinafter collectively referred to as the "Collateral Notes ") together with all modifications,amendments,renewals, and substitutions thereof (the "Colllateral").

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

Notwithstanding anything in this Section to the contrary, Lender hereby grants to Borrower the right to sell participations in the Bolin Creek Note in an amount not to exceed fifty percent (50%) of the Borrower's interest in the Bolin Creek Note. The Lender shall, upon request from Borrower, prompty execute documentation eveidencing Lender's consent to sell such participation interests, notwithstanding the fract that the Lender intends its conseny to be self-operative.


         4.2      Rights of Lender.
                  ----------------

A. With respect to the Collateral Notes, Lender shall have the rights of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Virginia.

B. Except as expressly permitted in Section 4.1 above, the Borrower shall not have the right to modify, delete, or waive any material term of the Collateral Notes without Lender's prior consent.

C. From the Agreement Date up to and including the Maturity Date, no additional financing by another lender shall be secured by the Collateral without the prior written consent of the Lender.

         4.3      Income from and Interest on Collateral.
                  --------------------------------------

                  A. Until the occurrence of an Event of Default, the Borrower reserves the right to receive all income from or interest on the Collateral Note and all revenue from the End Loan Proceeds and if Lender receives any such revenue, income or interest prior to such Event of Default, Lender shall pay the same promptly to the Borrower.

                  B. Upon the occurrence of an Event of Default, the Borrower will not demand or receive any income from or interest on such Collateral Note or any revenue from the End Loan Proceeds, and if the Borrower receives any such income, revenue or interest without any demand by it, same shall be held by the Borrower in trust for Lender in the same medium in which received, shall not be commingled with any assets of the Borrower and shall be delivered to Lender in the form received, properly endorsed to permit collection, not later than the next Business Day following the day of its receipt. Lender may apply the net cash receipts from such income or interest to payment of any amounts due under the Credit Note or this Agreement, provided that Lender shall account for and pay over to the Borrower any such income or interest remaining after payment in full of all such amounts.

4.4 Possession of Collateral. The Borrower agrees that possession of any of the Collateral by closing attorneys, title companies, or any other Bailee acting on the Borrower's behalf shall be deemed possession by Lender for purposes of perfecting the Security Interest granted hereby.

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

                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

         The Borrower makes the following representations and warranties which shall be deemed to be continuing representations so long as any portion of the Credit remaining available or any indebtedness of the Borrower to Lender arising pursuant to this Agreement remains unpaid:

5.1 Good Standing and Authority. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation; has powers to transact the business in which it is engaged; is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business requires such licensing or such qualification; and has all necessary power and authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Credit Note and any other document executed in connection with this Agreement, all of which have been duly authorized by all proper and necessary corporate action.

5.2 Valid and Binding Obligation. This Agreement and any other document executed in connection herewith, and the Credit Note when executed and delivered, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

5.3 No Defaults or Pending Litigation. Except as have been or shall be disclosed to Lender in writing, there are not action, suits, proceedings (whether or not purportedly on behalf of the Borrower) or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower, or any basis therefor, which, if adversely determined, would, in any case or in the aggregate, materially and adversely affect the property, assets, financial condition or business of the Borrower, or materially impair the right or ability of the Borrower to carry on its operations substantially as now conducted or anticipated to be conducted in the future, or which question the validity of this Agreement, the Credit Note, or other documents required by this Agreement, or any action to be taken pursuant to any of the foregoing.

5.4 No Consent or Filing. No consent, license, approval or authorization of, or registration, declaration or filing with, any court, governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of this Agreement, the Credit Note, or other documents required by this Agreement or in connection with any of the transactions contemplated thereby.

5.5 No Violations. The Borrower is not in violation of any material term of its respective certificate of incorporation or bylaws, or of any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money. The Borrower is not in violation of any term of any other indenture, instrument or agreement to which it is a party or by which it may be bound, resulting, or which might reasonably be expected to result in a material and adverse effect upon its business or assets. The Borrower is not in violation


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

of any order, writ, judgment, injunction or decree of any court of competent jurisdiction or of any statute, rule or regulation of any competent governmental authority. The execution and delivery of this Agreement, the Credit Note and other documents required by this Agreement and the performance of all of the same is and will be in compliance with the foregoing and will not result in any violation or result in the creation of any mortgage, lien, security interest, charge or encumbrance upon any properties or assets except in favor of Lender. There exists no fact or circumstance not disclosed in this Agreement or in the documents furnished in connection herewith which materially adversely affects, or in the future (so far as the Borrower can now foresee), may materially adversely affect the condition, business or operations of the Borrower.

5.6 Federal Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending or arranging for the extension of credit for the purpose of purchasing or carrying "margin security" or "margin stock" (as defined in Regulations G and U issued by the Board of Governors of the Federal Reserve System). Likewise, the Borrower does not own or intend to carry or purchase any such "margin security" or "margin stock", and the Borrower will not use the proceeds of any Advance to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any such "margin security" or "margin stock".

5.7 Collateral. The Borrower represents, and so long as this Agreement is in effect, shall be deemed continuously to represent and warrant that the Borrower is the owner of the Collateral free of all security interests or other encumbrances except the Security Interest granted herein.

5.8 Subsidiaries. The Borrower does not have a Subsidiary or other interest in any other association, corporation, partnership, joint venture, or other business entity not previously disclosed in writing to Lender.

5.9 Financial Condition. The financial statements which the Borrower has furnished Lender have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and present fairly the financial condition of the Borrower as of such date and the result of its operations for the period then ended and there has been no material adverse change in said financial condition. The Borrower has no contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate, which are not otherwise disclosed in the financial statements referred to above.

5.10 Corporate Takeovers. No portion of the Credit will be used to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities and Exchange Act of 1934, including without limitation Sections 13(d) and 14(d) thereof.

5.11 Insider. The Borrower is not, and no person having "control" (as the term is defined in 32 U.S.C. ss. 375(b)(5) or in regulations promulgated pursuant thereto) of the Borrower is an "executive officer", "director", or "person who directly or indirectly or in concert with one or more persons owns, controls, or has the power to vote more than 10 of any class of voting securities" (as those terms are defined in 12 U.S.C. ss. 375(b) or in regulations promulgated pursuant thereto) of any bank, or of Lender, or any subsidiary thereof, or of a bank at which Lender maintains a correspondent account, or of any bank which maintains a correspondent account with Lender.

                              ARTICLE VI. COVENANTS

         During the term of this Agreement, and so long as any portion of the Credit shall remain available or any indebtedness of the Borrower to Lender shall remain unpaid, the Borrower will:

6.1 Payments. Duly and punctually pay the principal of and interest on all indebtedness incurred by it pursuant to this Agreement and the Credit Note in the manner set forth herein and therein.

6.2 Notice. Promptly notify Lender in writing within 14 calendar days of Borrower's notice of: (a) any pending or future audits of the Borrower's federal income tax returns by the Internal Revenue Service, and the results of each such audit after its completion; (b) any default by the Borrower in the performance of, or any modifications of, any of the terms or conditions contained in any agreement, mortgage, indenture or instrument to which the Borrower is a party or which is binding upon the Borrower and of any default by the Borrower in the payment of any of its indebtedness; provided, however, the Borrower shall not be required to so notify Lender of modifications of any or all terms or provisions of any document or agreement pertaining to its transaction in the ordinary course of business, but which do not pertain to its indebtedness for borrowed money, which do not materially and adversely affect the business or assets of the Borrower; and (c) any payments on the Collateral which reduce the principal of such Collateral by greater than twenty-five percent..

6.3 Taxes. Promptly pay and discharge all of its taxes, assessments and other governmental charges (including any charged or assessed on the issuance of the Credit Note) prior to the date on which penalties attach thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing herein contained shall be interpreted to require the payment of any tax, assessment or charge so long as its validity is being contested in good faith and by appropriate proceedings diligently conducted, if the Borrower, upon Lender's request, deposits with Lender, to be held in escrow, such amount being contested.

6.4 Insurance. Will furnish Lender with Certificates of insurance certifying that there are in effect insurance coverages required by Lender (including but not limited to hazard, liability and workmen's compensation) against such risks and in such amounts as Lender shall request. Borrower shall provide thirty (30) days prior written notice to Lender of cancellation or reduction of such insurance.

         6.5 Litigation. Promptly notify Lender in writing within 10 days of the Borrower having notice thereof, of the institution or filing of any litigation, action, suit, claim, counterclaim or administrative proceeding against, or investigation of, the Borrower: (a) to which the Borrower is a party by or before any regulatory body or governmental agency; (b) the outcome of which may materially and adversely affect the finances or operations of the Borrower or the Borrower's ability to fulfill its obligations hereunder unless adequately covered by insurance; or (c) which questions the validity of this Agreement, the Credit Note or any action taken or to be taken pursuant to the foregoing; and furnish or cause to be furnished to Lender such information regarding the same as Lender may request.

6.6 Existence and Eligibility. Maintain its existence in good standing and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing.

6.7 Books and Records. Keep proper books and records in accordance with generally accepted accounting principles consistently applied and notify Lender promptly in writing of any proposed change in the location at which such books and records are maintained.

6.8 Compliance with Law. Comply with all laws and governmental rules and regulations respecting the transactions which are the subject of this Agreement.

6.9 Access to Records. Permit Lender's authorized representatives, during normal business hours and as often as Lender may reasonably request, to have access to the Borrower's premises and its financial records pertaining to the transactions contemplated hereby; inspect and copy such records, and discuss the affairs and finances of the Borrower with appropriate officers of the Borrower.

6.10 Financial Reports.  Furnish to Lender the following financial information:
----------------------

                  A. Current financial statements of the Borrower at least five (5) days prior to the closing date of this Agreement.

                  B. Financial statements as of the end of each of the Borrower's fiscal quarters, to be furnished not later than forty-five (45) calendar days after the end of such quarter. Such statements shall contain such information as Lender may reasonably request.

                  C. Annual financial statements of the Borrower, audited by independent certified public accountants acceptable to Lender, to be furnished not later than one hundred twenty (120) days after the end of each fiscal year of the Borrower.

                  D. Copies of annual filed federal tax returns for the Borrower to be delivered to Lender within ten (10) days of filing.

         The Lender's approval of the financial data and other documents referenced in this Section shall be for the sole benefit of Lender, and neither Borrower nor any other party shall rely thereon; nor shall any such approval by Lender by construed as a warranty that such documents or information are adequate for the purposes intended.

6.11Collateral.

                  A. Defend the Collateral against the claims and demands of all other parties; keep the Collateral free from all security interests or other encumbrances except those which may be granted herein; not sell, transfer, assign, deliver or otherwise dispose of any Collateral except pursuant to the terms hereof or with the consent of Lender.

                  B. Execute and deliver to Lender such financing statements, assignments and other documents and do such other customary things relating to the Collateral as Lender may reasonably request.

6.12Liens. Not create or permit to exist any mortgage, pledge, title retention lien, lease, purchase or other encumbrance or security interest with respect to any of the Collateral, except:

                  A.       the Security Interest;

                  B. construction liens, tax, and warehousemen's liens, statutory liens of landlords and other like liens arising in the ordinary course of business security obligations which are not yet due or which are being contested in good faith by appropriate proceedings; and

                  C. liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of statutory obligations, surety or appeal bonds, bids, leases, performance and return of money bonds and similar obligations (exclusive of obligations for the payment of borrowed money).

         6.13 Distribution to Shareholder. Under no circumstances permit a distribution of any kind to a shareholder, other than payments or distributions to operating officers of salary, bonus and any other payments during the term hereof and so long as any portion of the Credit remains unpaid, with the exception of approximately FOUR HUNDRED FIFTY THOUSAND and 00/100 US DOLLARS ($450,000.00) plus interest for the repayment of a corporate obligation of Borrower payable to a shareholder of Borrower.

                         ARTICLE VII. EVENTS OF DEFAULT

         The occurrence of any of the events listed in this Article shall constitute an event of default under this Agreement ("Event of Default").

7.1 Nonpayment of Indebtedness. Failure of the Borrower to make any payment of interest or principal or any other sum, which has become due whether by acceleration or otherwise, under the terms of the Credit Note, this Agreement, or any other document evidencing or securing indebtedness of the Borrower to Lender.

7.2 Assignment or Encumbrance. Assignment or attempted assignment by the Borrower of this Agreement, any rights hereunder, or any Advance to be make hereunder, without first obtaining the specific written consent of Lender, or the granting by the Borrower of any security interest, lien or other encumbrance other than to Lender on any Collateral.

7.3 Insolvency Proceedings. The filing by or against the Borrower of a petition for liquidation, reorganization, arrangement or adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or of any foreign jurisdiction; the failure of the Borrower to secure dismissal of any such petition filed against it within thirty days of such filing; the making of any general assignment by the Borrower for the benefit of creditors; the appointment of a receiver or trustee for the Borrower for any part of the assets of the Borrower; the institution by the Borrower of any other type of insolvency proceeding (under the Bankruptcy Code or otherwise) or of any formal or informal proceeding, including, without limitation, proceedings by the Federal Deposit Insurance Corporation or other governmental authority, for the dissolution or liquidation of, settlement of claims against, or winding up of the affairs of, the Borrower; the institution of any such proceeding against the Borrower if the Borrower shall fail to secure dismissal thereof within thirty days thereafter, the consent by the Borrower to any type of insolvency proceeding against the Borrower (under the Bankruptcy Code or otherwise); or the occurrence of any event or existence of any condition which could be the ground, basis or cause for any proceeding or petition described in this Section.

7.4 Misrepresentation. If any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of the Borrower pursuant to or in connection with this Agreement or otherwise (including, without limitation, representations and warranties contained herein) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with the Borrower proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or to have omitted any substantial contingent or unliquidated liability or claim against the Borrower, or if on the Agreement Date there shall have been any materially adverse changes in any of the facts previously disclosed by any such certificate statement, representation, warranty or audit, which change shall not have been disclosed to Lender at or prior to the time of such execution.

7.5 Materially Adverse Changes. Any materially adverse change in the financial condition of the Borrower or the existence of any other condition which, in Lender's sole determination, constitutes an impairment of the Borrower's ability to perform its obligations under this Agreement or any other document evidencing or securing the Credit, and which condition is not remedied within (10) ten days after written notice to the Borrower thereof or, if the condition cannot be fully remedied within said ten (10) days, substantial progress has not been made within said ten (10) days toward remedy of the condition.

                  Such materially adverse change may include, but shall not be limited to: (a) the sale, assignment, transfer or delivery of all or substantially all of the assets of the Borrower; (b) the cessation by the Borrower as a going business concern; (c) the entry of judgment against the Borrower other than a judgment for which the Borrower is fully insured, if ten
(10) days thereafter such judgment is not satisfied, vacated, bonded or stayed pending appeal; (d) if the Borrower is generally not paying its debts as such debts become due; or (e) nonpayment by the Borrower when due of any indebtedness for borrowed money owing to any third party, or the occurrence of any event which could result in acceleration of payment of any such indebtedness.

7.6 Failure to Perform Obligation. Default by the Borrower in the performance of any of the terms, conditions or covenants contained in this Agreement or any agreement or document made in connection with this Agreement which is not remedied within ten (10) days after notice thereof by Lender to the Borrower.

7.7 Change in Ownership. A change in the ownership or management of the Borrower to which Lender has not given its written consent.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

8.1 Events of Default. Upon the happening of one or more Events of Default, Lender may: (a) immediately cancel or suspend its agreement to advance the Credit; and (b) declare the principal of the Credit Note then outstanding to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Agreement. Upon such declaration, the balance then outstanding on the Credit Note shall become immediately due and payable without presentation, demand or further notice of any kind to the Borrower.

8.2 Enforcement of Agreements. Upon the happening of one or more Events of Default, Lender shall have the right to obtain physical possession of all files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come into the possession of the Borrower or any third party acting for the Borrower. Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Agreement or other documents relating to the Credit.

8.3 Realization on Collateral. Upon the happening of one or more Events of Default, Lender shall have the right to collect all further payments made on the Collateral Note and revenue from the End Loan Proceeds, and if any such payments are received by the Borrower, the Borrower shall not commingle the amounts received with other funds of the Borrower and shall promptly pay them over to Lender. In addition, Lender shall have the right to dispose of the Collateral as provided herein or as provided in the other documents executed in connection herewith or as provided by law.

                    ARTICLE IX. INDEMNIFICATION AND EXPENSES

         The Borrower agrees to hold Lender harmless from and indemnifies Lender against all liabilities, losses, damages, judgments, costs, and expenses of any kind which may be imposed on, incurred by, or asserted against Lender relating to or arising out of this Agreement, the Credit Note, or any transaction contemplated hereby which are held the direct result of Borrower's uncured default or gross negligence. The Borrower also agrees to reimburse Lender for all reasonable expenses in connection with this Agreement and the Credit Note, including without limitation the reasonable fees and disbursements of counsel, all delivery, and insurance charges incurred in connection with delivery of Loan Documents, wire transfer fees and including expenses of enforcement. The Borrower's agreements in this Section shall survive the payment in full of the Credit Note and the expiration or termination of this Agreement.

                            ARTICLE X. MISCELLANEOUS

10.1 Amendments and Waivers. No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be made except by a written agreement subscribed by duly authorized officers of the Borrower and Lender.

10.2 Delays and Omissions. No course of dealing and no delay or omission by Lender in exercising any right or remedy hereunder or with respect to any indebtedness of the Borrower to Lender shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Lender may remedy any default by the Borrower hereunder or with respect to any other person, firm or corporation in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Borrower and shall be reimbursed for its expenses in so remedying such default. All rights and remedies of Lender hereunder are cumulative.

10.3 Attorney-in-Fact. The Borrower hereby authorizes Lender, at the Borrower's expense, to file such financing statement or statements relating to the Collateral without the Borrower's signature thereon as Lender at is option may deem appropriate, and appoints Lender as the Borrower's attorney-in-fact (without requiring Lender) to complete any recording information that may be required on any assignment, to execute any such financing statement or statements in the Borrower's name and to perform all other acts which Lender deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral, including, but not limited to, the right to endorse notes, complete blanks in documents and sign assignments on behalf of the Borrower as its attorney-in-fact. This Power of Attorney is coupled with an interest and is irrevocable without Lender's consent.

10.4 Collection. In the event of an uncured default, hereunder, Lender may demand, collect and sue on any of the Collateral (in the Lender's name at the latter's option); may enforce, compromise, settle or discharge such Collateral without discharging the indebtedness or any part thereof; and may endorse the Borrower's name on any and all checks, commercial paper, and any other instruments pertaining to or constituting Collateral. In the event Lender intends to exercise any rights set forth in this Section, Lender shall use its best efforts to notify the Borrower thereof prior to taking any such action.

10.5 Further Security. As further security for payment of the indebtedness, the Borrower hereby grants to Lender a Security Interest in and lien on any and all of the Borrower property, with the exception of custodial accounts, which is or may hereafter be in the possession or control of Lender in any capacity or of any third party acting on its behalf, including, without limitation, all deposit and other accounts and all moneys owed or to be owed by Lender to the Borrower; and with respect to all of such property, Lender shall have the same rights hereunder as its has with respect to the Collateral. Without limiting any other right of Lender, wherever Lender has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), Lender at its sole election may set off against the indebtedness any and all moneys then or thereafter owed to the Borrower by Lender in any capacity, whether or not the indebtedness or the obligation to pay such moneys owed by Lender is then due, and Lender shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Lender's records subsequent thereto.

10.6 Return of Collateral Under Trust Receipt. Possession of any of the Collateral may be temporarily relinquished by Lender to the Borrower under a trust receipt for the sole purpose of sale, exchange, collection, or presentation, renewal or registration of transfer. At all times the Collateral is in the Borrower's possession, the Borrower will hold the Collateral in trust so as to continue the perfection of Lender's Security Interest.

10.7 Loss of Loan Documents. Once Loan Documents have been delivered to a postal or delivery service as described in Paragraph 10.9 Notices, below, neither party shall incur liability of any kind in connection with loss or delay in connection with the transmittal of Loan Documents to or from the other party, any Investor, or any other party pursuant to this Agreement.

10.8 Successors and Assigns. The Borrower and Lender as used herein shall include the legal representatives or assigns of those parties in cases where the assignment by the Borrower was made with the consent required hereunder.

10.9 Notices. Any notice or communication required or permitted hereunder shall be given in writing, sent by: (a) personal delivery; or (b) expedited delivery service with proof of delivery; or (c) United States mail, postage prepaid, registered or certified mail; or (d) prepaid telecopy, telegram or telex addressed as follows:

                  To Lender:                Greater Atlantic Bank
                                            10700 Parkridge Boulevard
                                            Suite 450
                                            Reston VA 20191
                                            Attention:  Jeremiah D. Behan
                                            Senior Vice President

                  To Borrower:      Harbourton Financial Corp.
                                    8180 Greensboro Drive, Suite 525
                                    McLean, Virginia 22102
                                    Attention: J. Kenneth McLendon
                                    President

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telecopy, telegram or facsimile, upon receipt.

10.10 Governing Law and Consent to Jurisdiction. This Agreement shall be construed in accordance with, and all disputes hereunder shall be controlled by, the laws of the Commonwealth of Virginia.

         10.11 WAIVER OF TRIAL BY JURY. THE LENDER AND BORROWER HEREBY WAIVE, TO THE FULLEST EXTEND PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO, THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY THE LENDER AND THE BORROWER AND THE BORROWER ACKNOWLEDGES THAT NO PERSON OR PARTY ACTING ON BEHALF OF ANOTHER PARTY TO THIS NOTE HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE LENDER AND THE BORROWER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN CONNECTION WITH THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF THEIR OWN FREE WILL AND THAT THEY HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

10.12 Counterparts. This Agreement may be executed in several counterparts and all counterparts so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

10.13 Titles: . Wherever the term "Borrower" is used herein, the term shall be deemed to include all subsidiaries, of such entity. At Lender's sole discretion, any reference to "Lender" herein shall be deemed to include and/or mean and refer to any successor or assign of Lender and any subsidiary or affiliate of Lender, including, without limitation, any subsidiary or affiliate of Lender which may ultimately take title to the Collateral, as if the name of such subsidiary or affiliate of Lender were set forth herein.

10.14 Additional Actions. Borrower agrees to take reasonable and customary additional actions, including the execution and delivery of additional documents necessary in the reasonable opinion of Lender, to effectuate the provisions and spirit of this Agreement.

10.15 Participation. Lender reserves the right to transfer participating interests in this Agreement and in the Credit Note to one or more other institutions or entities.

10.16 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof, and this Agreement supersedes and replaces all prior negotiations and agreements among the parties hereto, or any of them, whether written or oral. Any provision of this Agreement may be changed, waived or terminated only by written instrument signed by the party against whom the change, waiver, or termination is sought to be enforced. Each of the parties hereto hereby acknowledges that it has been represented by independent counsel of its own choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the consent and upon the advice of said independent counsel. Each of the parties hereto acknowledges that no other party, or agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof, to induce the other party to execute this agreement or any of the other documents referred to herein, and each party hereto acknowledges that it has not executed this Agreement or such other documents in reliance upon any such promise, representation, or warranty not contained herein.

10.17 Time is of the Essence. Time is of the essence of this Agreement. All actions to be taken under this Agreement shall be undertaken immediately, except as otherwise stated herein.

10.18 Headings. Section and subsection headings in this Agreement are for convenience of reference only, and shall not govern or influence in any manner whatsoever the interpretation of any provision hereof.

10.19 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement, pursuant to judicial decree or otherwise, shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

10.20 Waiver. No failure of any party to exercise any power given under this Agreement or to insist upon strict compliance with any of the terms or conditions specified in this Agreement shall constitute a waiver of such party's right to demand exact compliance with the terms of this Agreement.

10.21 Relationship of Parties. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partners, joint venturers, or of any association whatsoever among Lender and Borrower and Borrower will indemnify and hold Lender harmless from and against any and all costs, losses, damages and liability arising or resulting from any claim by any third party against Lender based on the contention or allegation that Lender is a partner or joint venturer with the Borrower or has any other relationship with the Borrower other than that of Lender.

10.22 Reservation of Claims. Additionally, and in any event, Lender reserves the rights, claims and causes of action it may have against any third party relating to the Loan, the Collateral, or otherwise, and, unless Borrower pays Lender all amounts due herein, Borrower hereby assigns to Lender any and all rights, claims, and causes of action they may have, whether known or unknown, against such third parties. The institution of any such cause of action or the exercise of any rights with respect thereto by Lender shall in no way affect the validity or enforceability of this Agreement or any other document executed and delivered to Lender in connection herewith.

10.23 Borrower's Opinion. The Borrower shall submit to Lender a current written opinion satisfactory to Lender that from counsel for the Borrower to the effect that (i) the Borrower is legally organized, validly existing and in good standing under the laws of the State of Delaware; (ii) all documents are valid and binding upon the Borrower and are enforceable in accordance with their terms; (iii) the transaction contemplated by this Agreement, the Credit Note and related documents does not violate any restriction, term, condition, or provision of any contract or agreement to which the Borrower is a party or by which the Borrower is bound; and (iv) there are no proceedings pending against the Borrower.

10.24 Lender's Counsel. All documents required by Lender in connection with the closing of the transaction contemplated herein shall be prepared or reviewed by Lender's legal counsel. Regardless of whether the transaction closes, Borrower shall pay to Lender's counsel all reasonable fees for services preformed by such counsel in connection with the transaction and preparation and review of documents, and shall reimburse said counsel for all disbursements for the account of either the Lender or the Borrower in connection with the transaction.

10.25 Loan Costs. Borrower shall pay all recording fees, insurance premiums, attorneys fees and any and all other expenses in connection with the negotiation of, preparation for, closing and servicing of the transaction. Borrower shall also pay all expenses incurred if the transaction fails to close through no fault of the Lender.

10.26 No Broker. Borrower represents that no brokers were used in connection with this transaction and Borrower agrees to indemnify and hold Lender harmless from and against any and all claims, demands and liability for brokerage commissions, assignment fees, finder's fees or other compensation whatsoever arising from this transaction. The Lender hereby agrees to pay any and all fees imposed or charged by all brokers hired solely by the Lender, if any.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the Agreement Date.

WITNESS:                                             BORROWER:

                                            HARBOURTON FINANCIAL CORP.


_________________________                   /s/ J. Kenneth McLendon
                                            -----------------------
                                            By:
                                            Name: J. Kenneth McLendon
                                            Title: President

WITNESS:                                             LENDER:

                                             GREATER ATLANTIC BANK

__________________________                  /s/ Jeremiah D. Behan
By:
                                            Name: Jeremiah D. Behan
                                            Title: Senior Vice President

STATE OF ____________________
COUNTY OF __________________

         I, _____________________, a Notary Public in and for the State and County aforesaid, do hereby certify that this day personally appeared before me, _________________ as ______________________ of Harbourton Financial Corp., a
Delaware corporation, whose name is signed to the foregoing and hereto annexed Instrument, dated the _________ day of ______________________, 2000, and acknowledged the same.

         Given under my hand and seal, this _____ day of _______________, 2000.


                                                --------------------------------
                                                                   Notary Public

My Commission Expires:


STATE OF ____________________
COUNTY OF __________________

         I, _____________________, a Notary Public in and for the State and County aforesaid, do hereby certify that this day personally appeared before me, _________________ as ______________________ of Greater Atlantic Bank, a
federally chartered financial institution, whose name is signed to the foregoing and hereto annexed Instrument, dated the _________ day of ______________________, 2000, and acknowledged the same.

         Given under my hand and seal, this _____ day of _______________, 2000.


                                              --------------------------------
                                                                  Notary Public

My Commission Expires:

Letterhead of Greater Atlantic Bank


   March 15, 2001

   J. Kenneth McLendon
   President
   Harbourton Financial Corp.
   8180 Greensboro Drive, Suite 525
   McLean, Virginia 22102

            RE:      Proposed Second Modification to Loan 30-09-1672, a
  $2,500,000.00Corporate RevolvingCredit Facility to Harbourton Financial Corp.

   Dear Mr. McLendon:

   Greater Atlantic Bank (the "Bank" or "Lender") is pleased to advise you that it has approved your application to increase the maximum amount available to Borrower under the Loan Agreement from $2,500,000.00 to $3,000,000.00 under the Corporate Revolving Credit Facility (the "Loan") and to extend the maturity date to December 31, 2002.

   The Second Modification Agreement (the "Agreement") will be forwarded to you under separate cover.

   Please call me with any question you may have.

   Sincerely,

   /s/ JEREMIAH D. BEHAN
   ----------------------
   JEREMIAH D. BEHAN
   SENIOR VICE PRESIDENT